EXHIBIT 99.1

OptimumBank Holdings, Inc. Comments on Unusual Trading Activity

FORT LAUDERDALE, Fla., March 29, 2012 (GLOBE NEWSWIRE) -- In view of the unusual market activity in the common stock of OptimumBank Holdings, Inc. (the "Company") (Nasdaq:OPHC), Richard L. Browdy, President, noted that, "Ordinarily it is the Company's policy not to comment on unusual market activity, or market rumors," and confirmed that the Company is not aware of any material corporate developments which could account for the recent unusual trading activity in the Company's shares.

About OptimumBank Holdings, Inc.

The Company offers a wide array of lending and retail banking products to individuals and businesses in Broward, Dade and Palm Beach Counties through its executive offices and three branch offices in Broward County, Florida.

The OptimumBank Holdings, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3232

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements and OptimumBank Holdings, Inc. intends for such statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe OptimumBank Holdings, Inc.'s expectations regarding future events. Future events are difficult to predict and are subject to risk and uncertainty which could cause actual results to differ materially and adversely. OptimumBank Holdings, Inc. undertakes no obligation to revise or amend any forward-looking statements to reflect subsequent events or circumstances.

CONTACT: Moishe Gubin, Chairman of the Board
         Richard L. Browdy, President
         (954) 776-2332